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                                                                    EXHIBIT 10.4

                                 AMENDMENT NO. 1
                                     TO THE
                   STEWART ENTERPRISES PUERTO RICO EMPLOYEES'
                                RETIREMENT TRUST

      WHEREAS, Stewart Enterprises, Inc. (the "Company") is a sponsor of the Stewart Enterprises Puerto Rico Employees' Retirement Trust (the "Plan"), which was originally adopted effective January 1, 2003;

      WHEREAS, the documents constituting the Plan are the Popular Master Plan Master Defined Contribution Retirement Plan effective October 1, 2001 ("Master Plan"), the 1165(e) Plan Adoption Agreement effective October 1, 2001 ("Adoption Agreement"), and the Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan Master Trust ("Trust")

      WHEREAS, Section 15.2 of the Master Plan provides that the Adoption Agreement can be amended by the Company;

      WHEREAS, the Committee amended the Plan on December 22, 2004 to require that forfeitures be used to offset Plan expenses or to offset employer contributions, effective January 1, 2005, and such action of the Committee should be reflected in the Adoption Agreement; and

      WHEREAS, new investment funds have been added to the Plan;

      NOW, THEREFORE, the Adoption Agreement is amended effective January 1, 2005, as follows:

                                       I.

      The Forfeitures section on Page 11 of the Adoption Agreement is revised to delete the X in the first box and to place an X in the second box, as follows:

      Forfeitures under the Plan will be (choose one):

      [ ] allocated to Participant's accounts during the Plan Year in the proportion that each such Participant's Compensation during such Plan Year bears to the total compensation during such Plan Year of all Participants.

      [X]   used to reduce the amount the Employer must contribute to the Plan.

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                                       II.

      The Plan Sponsor's Selection of Investment Funds on Page 18 of the Adoption Agreement is revised to add the following to the list:

      MFS Fixed Fund Institutional
      MFS Money Market

                                     * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed this _____ day of December, 2005.

WITNESSES:                           STEWART ENTERPRISES, INC.

__________________________________   By: ______________________________________
                                         Lisa T. Winningkoff
                                         Stewart Enterprises Puerto Rico
                                         Employee Retirement Trust
                                         Administrative and Investment Committee
__________________________________

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